SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C. 20549

	FORM 8-K
	CURRENT REPORT

	Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

	Commission File Number:  0-13409
	Date of Report: February 11, 2000

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Nevada	87-0550824
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3855 South Valley View, #106, Las Vegas, NV	89103
(Address of principal executive offices)						(Zip Code)

Registrant's telephone number, including area code:	(206) 652-3390

The following Securities are to be registered pursuant to Section 12(g) of the
Act:

	Class-A Common Voting Equity Stock

	18,083,942

	Item 6. Changes of Registrant's Auditor

	This Registrant's Auditors were Anderson, Anderson & Strong, 941 East 3300 South, Suite 201 Salt Lake City UT 84106. This Registrant has engaged the firm of KMPG LLP, 300 - 1675 Bertram Street, Kelowna, B.C. Canada V1Y 9G4 as its newly appointed Auditors to report on its financial statements, prospectively. There as been no disagreements with past or present Auditors as to any matter.

	Signatures

	Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

February 11, 2000
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	by


	/s/
	William Stocker
	SPECIAL SECURITIES COUNSEL